Exhibit 99.1

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Sharon L. McCollam
3250 Van Ness Avenue	Executive Vice President, COO and CFO
San Francisco, CA 94109	(415) 616-8775

Stephen C. Nelson
Director, Investor Relations
(415) 616-8754

Meryl Schreibstein
Investor Relations Administration
(415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces Better Than Expected Q2 2009 Results and

Increases Q3 2009 and FY 2009 GAAP and Non-GAAP Diluted EPS Guidance

San Francisco, CA, August 26, 2009 — Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the second quarter of fiscal year 2009 ended August 2, 2009 (“Q2 09”).

Q2 09 RESULTS

Net revenues in Q2 09 decreased 18.0% to $672 million versus $820 million in the second quarter of fiscal year 2008 ended August 3, 2008 (“Q2 08”). Comparable store sales in Q2 09 decreased 15.3% from Q2 08.

Diluted earnings per share (“EPS”) on a GAAP and non-GAAP basis are reconciled in the table below:

Reconciliation of GAAP to Non-GAAP Diluted EPS

(See Exhibit 1 for Notes 1, 2, 4, 5 and 8)

	Q2 09	Q2 08
GAAP Diluted EPS	$0.00	$0.17
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Notes 1 and 4)	$0.04	$0.01
Impact of Exiting Excess Distribution Capacity (Note 2)	$0.01	-
Gain on Sale of Corporate Aircraft (Note 5)	-	<$0.09>
Subtotal of Unusual Business Events*	$0.05	<$0.08>
Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 8)*	$0.05	$0.09

* Due to rounding to the nearest cent, totals may not equal the sum of the line items in the table above.

Howard Lester, Chairman and Chief Executive Officer, commented, “Substantially better-than-expected earnings in the second quarter were primarily driven by stronger than anticipated merchandise margins and ongoing cost containment initiatives. These results, in addition to a 21% year-over-year decline in merchandise inventories, contributed to a $127 million increase in our cash balance to $165 million. Revenue during the quarter continued to trend at the high end of our expectations – and we continued to focus on the aspects of the business we could control – including the elimination of 1.2 million square feet of distribution capacity and 80,000 square feet of leased office space. Both of these initiatives will be completed by the end of the third quarter. These initiatives will reduce future infrastructure pre-tax costs by approximately $13 million annually. We also increased projected permanent store closings by the end of the year from nine to sixteen.”

Mr. Lester continued, “Looking forward to the balance of the year, we are raising our ‘non-GAAP’ financial guidance for the third quarter. Our revenue projections assume the continuation of the improved sales trend that we have seen thus far this year, and our merchandise margin projections assume substantial improvements over last year’s second-half performance due to the selling margin benefit associated with lower inventory levels. We are also continuing to focus on the five key initiatives that are driving our success today, including: (1) capturing market share through innovative merchandising and a greater emphasis on opening price points; (2) delivering superior customer service; (3) continuing our catalog circulation optimization strategy; (4) driving efficiencies in our worldwide supply chain; and (5) maximizing profitability and cash flow. We will also be working closely with M.H. Alshaya Co., our franchisee in the Middle East, to open our first four stores in this market in the first half of 2010.”

Retail net revenues in Q2 09 decreased 13.6% to $400 million versus $463 million in Q2 08. This decrease was driven by a 15.3% reduction in comparable store sales, partially offset by a 4.6% year-over-year increase in retail leased square footage (“LSF”), including 16 net new stores. All brands had declining net revenues during the quarter, led by Pottery Barn, Williams-Sonoma and Pottery Barn Kids. Second quarter year-over-year comparable store sales by retail concept are shown in the table below.

Second Quarter Comparable Store* Sales Change by Retail Concept

Retail Concept	Q2 09	Q2 08
Williams-Sonoma	<11.0%>	<4.5%>
Pottery Barn	<15.9%>	<16.0%>
Pottery Barn Kids	<22.3%>	<13.5%>
Outlets	<18.2%>	<12.6%>
Total	<15.3%>	<11.7%>

* See the company’s 10-K and 10-Q public filings for the definition of comparable stores.

Direct-to-customer net revenues in Q2 09 decreased 23.7% to $272 million versus $356 million in Q2 08. All brands had declining net revenues during the quarter, led primarily by Pottery Barn, Pottery Barn Kids, PBteen and West Elm. Direct-to-customer net revenues were reduced by $3.0 million or 80 basis points in Q2 2009 and $2.6 million or 70 basis points in Q2 2008 by voluntary product recalls. Internet revenues in Q2 09 decreased 21.0% to $210 million versus $265 million in Q2 08.

Gross margin expressed as a percentage of net revenues in Q2 09 was 32.0% versus 34.0% in Q2 08. Excluding the 20 basis point impact related to unusual business events in Q2 09 (see Notes 1 and 2 in Exhibit 1), non-GAAP gross margin expressed as a percentage of net revenues was 32.2%. This 180 basis point decrease was driven by the deleverage of fixed occupancy expenses resulting from declining sales, partially offset by reductions in freight costs and lower replacements and damages.

Selling, general and administrative (“SG&A”) expenses on a GAAP and non-GAAP basis are reconciled in the table below:

Reconciliation of GAAP to Non-GAAP SG&A Expenses

(See Exhibit 1 for Notes 1, 2, 4 and 5)

	Q2 09		Q2 08
	$ (millions)	% of rev	$ (millions)	% of rev
GAAP SG&A Expenses	$215	32.0%	$253	30.9%
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Notes 1 and 4)	<$7>	<1.1%>	<$1>	<0.2%>
Impact of Exiting Excess Distribution Capacity (Note 2)	<$0.3>	<0.0%>	-	-
Gain on Sale of Corporate Aircraft (Note 5)	-	-	$16	2.0%
Subtotal of Unusual Business Events*	<$7>	<1.1%>	$15	1.8%
Non-GAAP SG&A Expenses Excluding Unusual Business Events*	$207	30.9%	$268	32.7%

* Due to rounding to the nearest million, totals may not equal the sum of the line items in the table above.

This 180 basis point decrease in non-GAAP SG&A expenses was primarily driven by reductions in total advertising costs resulting from the continuation of our catalog circulation optimization strategy and reductions in other general expense.

Merchandise inventories at the end of Q2 09 decreased 21.3% to $517 million versus $657 million at the end of Q2 08 as a result of our continued inventory reduction strategies.

FISCAL 2009 YEAR-TO-DATE RESULTS

Net revenues for the 26 weeks ended August 2, 2009 (“Q2 YTD 2009”) decreased 19.8% to $1.284 billion versus $1.601 billion for the 26 weeks ended August 3, 2008 (“Q2 YTD 2008”). Year-to-date comparable store sales by retail concept are shown in the table below.

Year-to-Date Comparable Store* Sales Change by Retail Concept

Retail Concept	Q2 YTD 2009	Q2 YTD 2008
Williams-Sonoma	<13.1%>	<4.6%>
Pottery Barn	<19.1%>	<13.3%>
Pottery Barn Kids	<23.7%>	<12.3%>
Outlets	<22.3%>	<12.8%>
Total	<18.1%>	<10.4%>

* See the company’s 10-K and 10-Q public filings for the definition of comparable stores.

Diluted EPS on a GAAP and non-GAAP basis are reconciled in the table below:

Reconciliation of GAAP to Non-GAAP Diluted EPS

(See Exhibit 1 for Notes 1 through 5 and 8)

	Q2 YTD 2009	Q2 YTD 2008
GAAP Diluted EPS	<$0.17>	$0.27
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Notes 1 and 4)	$0.08	$0.01
Impact of Exiting Excess Distribution Capacity (Note 2)	$0.01	-
Net Benefit of Early Lease Termination Payment (Note 3)	-	<$0.05>
Gain on Sale of Corporate Aircraft (Note 5)	-	<$0.09>
Subtotal of Unusual Business Events	$0.09	<$0.13>
Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 8)*	<$0.09>	$0.14

* Due to rounding to the nearest cent, totals may not equal the sum of the line items in the table above.

FY 09 FINANCIAL GUIDANCE

•	Net Revenue

Net Revenue Guidance by Quarter (all amounts in millions, except percentages)

	Q1 09 ACT	Q2 09 ACT	Q3 09 GUID	Q4 09 GUID	FY 09 GUID
Retail Revenues	$358	$400	$385 - $405	$580 - $610	$1,723 - $1,773
Direct-to-Customer Revenues	$254	$272	$275 - $295	$320 - $350	$1,121 - $1,171
Total Net Revenues	$612	$672	$660 - $700	$900 - $960	$2,844 - $2,944
% Variance vs. FY 08	<21.8%>	<18.0%>	<7> - <12>%	<5> - <11>%	<12> - <15>%
Comparable Store Sales*	<21.0%>	<15.3%>	<8> - <13>%	<6> - <11>%	<12> - <15>%
LSF Growth % Change	7.4%	4.6%	1.5 - 2.5%	<0.5> - 0.5%	<0.5> - 0.5%
Catalog Circulation % Change	<17.1%>	<18.7%>	<20> - <22>%	<16> - <18>%	<17> - <19>%

* See the company’s 10-K and 10-Q public filings for the definition of comparable stores.

Store Opening and Closing Guidance by Retail Concept

	Q4 08 ACT	Q1/Q2 09 ACT			Q3 09 GUID			FY 09 GUID
Concept	Total	Open	Close	End	Open	Close	End	Open	Close	End
Williams-Sonoma	264	3	<4>	263	0	0	263	4	<6> *	262
Pottery Barn	204	2	<2>	204	1	<2>	203	5	<7> *	202
Pottery Barn Kids	95	2	<4>	93	0	0	93	2	<7> *	90
West Elm	36	3	0	39	1	0	40	4	<3>	37
Williams-Sonoma Home	10	1	0	11	0	0	11	1	0	11
Outlets	18	1	0	19	0	0	19	1	<1>	18
Total	627	12	<10>	629	2	<2>	629	17	<24>	620

*	FY 09 total store opening and closing numbers for Williams-Sonoma, Pottery Barn and Pottery Barn Kids include 3 stores, 4 stores and 1 store, respectively, for temporary closures due to remodeling. Remodeled stores are defined as those stores temporarily closed and subsequently reopened due to square footage expansion, store modification, or relocation.

•	Gross Margin

Gross Margin as a Percentage of Net Revenues for Q3 and Fiscal Year

	Q3		FY
	09 GUID	08 ACT	09 GUID	08 ACT
GAAP	32.4% - 33.1%	32.0%	32.9% - 33.3%	33.8%
Non-GAAP*	32.5% - 33.2%	32.0%	33.0% - 33.4%	33.9%

*	The non-GAAP gross margin percentages above exclude the projected impact of unusual business events of 10 basis points in Q3 09 and 10 basis points in FY 09, and 10 basis points in FY 08. See Notes 1, 2, 3 and 7 in Exhibit 1.

•	Selling, General & Administrative Expenses

SG&A Expenses as a Percentage of Net Revenues for Q3 and Fiscal Year

	Q3		FY
	09 GUID	08 ACT	09 GUID	08 ACT
GAAP	32.7% - 33.2%	34.6%	32.1% - 32.4%	32.5%
Non-GAAP*	31.8% - 32.3%	34.4%	31.4% - 31.7%	32.3%

*	The FY 09 non-GAAP SG&A percentages above exclude the projected 90 basis point impact of Q3 09 unusual business events and the projected 70 basis point fiscal year impact of FY 09 unusual business events. See Notes 1 and 2 in Exhibit 1. Also excluded are the 20 basis point net impact of unusual business events in Q3 08 and the 20 basis point net impact of unusual business events in FY 08. See Notes 3 through 7 in Exhibit 1.

•	Interest <Income>/Expense

Interest <Income>/Expense for Q3 and Fiscal Year (in millions)

	Q3		FY
	09 GUID	08 ACT	09 GUID	08 ACT
Interest <Income>/Expense	$0.0 - $0.5	$0.2	$1.0 - $2.0	$0.2

•	Income Taxes

❑

The income tax rate in FY 09 is projected to be in the range of 37% to 42%. This compares to an income tax rate in FY 08 of 28.4%. Throughout the year, we expect that there could be ongoing variability in our quarterly tax rates due to volatility in earnings or losses in addition to taxable events that occur and exposures that are re-evaluated.

•	Diluted EPS

❑	See Exhibit 1 for quarterly and fiscal year diluted EPS guidance and a reconciliation of GAAP to non-GAAP diluted EPS, which includes and excludes the impact of unusual business events.

•	Working Capital and Cash Flow

Working Capital and Cash Flow Drivers for Q3 and Fiscal Year (in millions)

	Q3		FY
	09 GUID	08 ACT	09 GUID	08 ACT
Merchandise Inventories	$575 - $605	$695	$480 - $510	$573
Depreciation and Amortization	$38 - $39	$37	$150 - $153	$148
Amortization of DLI	$9 - $10	$8	$35 - $36	$31

❑	Capital spending in FY 09 is projected to be in the range of $90 to $95 million, compared to capital spending of $192 million in FY 08.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, August 26, 2009, at 7:00 A.M. (PT). The call, hosted by Howard Lester, Chairman and Chief Executive Officer, will be open to the general public via a live webcast and can be accessed through the Internet at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP gross margin percentages, non-GAAP SG&A, non-GAAP SG&A percentages, and non-GAAP diluted EPS. These non-GAAP financial measures exclude the impact of exiting excess distribution capacity, the impacts and benefits of early lease termination payments; the gain on our sale of a corporate aircraft; the reversal of performance-based stock compensation expense; the impacts of asset impairment and early lease termination charges for underperforming retail stores, and severance and lease termination costs associated with our FY 08 infrastructure cost reduction program. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 09 diluted earnings per share actual results and guidance on a comparable basis with our quarterly and FY 08 results. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to our future financial guidance and results, reduced future infrastructure pre-tax costs, increased permanent store closings, the continuation of financial trends, improvements over last year’s second-half performance, our five key initiatives in FY 09, and our franchise operations in the Middle East.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include accounting adjustments as we close our books for Q2 09; recent changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in Internet marketing, infrastructure and regulation; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays on infrastructure projects based on weather or other events; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 1, 2009 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA

Williams-Sonoma, Inc. is a nationwide specialty retailer of high quality products for the home. These products, representing six distinct merchandise strategies – Williams-Sonoma, Pottery Barn, Pottery Barn Kids, PBteen, West Elm and Williams-Sonoma Home – are marketed through 629 stores, seven direct mail catalogs and six e-commerce websites.

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(DOLLARS IN THOUSANDS)

	August 2, 2009	February 1, 2009	August 3, 2008
Assets
Current assets
Cash and cash equivalents	$165,315	$148,822	$38,544
Accounts receivable	40,322	37,405	62,729
Merchandise inventories - net	517,028	572,899	656,641
Prepaid catalog expenses	38,909	36,424	50,087
Prepaid expenses	52,511	45,354	49,522
Deferred income taxes	90,559	90,349	91,808
Other assets	9,233	9,420	9,140

Total current assets	913,877	940,673	958,471
Property and equipment - net	885,334	942,219	980,857
Non-current deferred income taxes	39,065	36,555	47,355
Other assets	15,584	16,017	18,367

Total assets	$1,853,860	$1,935,464	$2,005,050

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$129,798	$162,362	$159,993
Accrued salaries, benefits and other	66,616	75,732	85,248
Customer deposits	191,406	192,209	200,554
Income taxes payable	-	112	12,882
Current portion of long-term debt	14,800	14,702	14,568
Other liabilities	23,327	15,620	16,772

Total current liabilities	425,947	460,737	490,017
Deferred rent and lease incentives	250,840	264,672	269,487
Long-term debt	8,915	10,259	10,050
Other long-term obligations	52,467	51,812	53,055

Total liabilities	738,169	787,480	822,609
Shareholders’ equity	1,115,691	1,147,984	1,182,441

Total liabilities and shareholders’ equity	$1,853,860	$1,935,464	$2,005,050

	Store Count					Average Leased Square Footage Per Store
Retail Concept	May 3, 2009	Openings	Closings	August 2, 2009	August 3, 2008	August 2, 2009	August 3, 2008
Williams-Sonoma	263	2	(2)	263	260	6,300	6,200
Pottery Barn	204	-	-	204	200	12,900	12,700
Pottery Barn Kids	95	-	(2)	93	95	8,000	7,900
West Elm	39	-	-	39	32	17,300	17,400
Williams-Sonoma Home	11	-	-	11	9	13,200	14,300
Outlets	18	1	-	19	17	19,500	21,300

Total	630	3	(4)	629	613	9,900	9,700

	Total Store Square Footage
	May 3, 2009			August 2, 2009	August 3, 2008
Total store selling square footage	3,876,000			3,871,000	3,713,000
Total store leased square footage	6,237,000			6,235,000	5,959,000

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

THIRTEEN WEEKS ENDED AUGUST 2, 2009 AND AUGUST 3, 2008

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	SECOND QUARTER
	2009		2008
	(13 Weeks)		(13 Weeks)
	$	% of Revenues	$	% of Revenues
Retail revenues	$400,239	59.5%	$463,239	56.5%
Direct-to-customer revenues	271,875	40.5	356,382	43.5

Net revenues	672,114	100.0	819,621	100.0

Total cost of goods sold	456,773	68.0	540,774	66.0

Gross margin	215,341	32.0	278,847	34.0
Selling, general and administrative expenses	214,906	32.0	253,424	30.9

Earnings (loss) from operations	435	0.1	25,423	3.1
Interest (income) expense - net	378	0.1	190	-

Earnings (loss) before income taxes	57	-	25,233	3.1
Income tax expense (benefit)	(342)	0.1	6,849	0.8

Net earnings (loss)	$399	0.1%	$18,384	2.2%

Earnings (loss) per share:
Basic	$0.00		$0.17
Diluted	$0.00		$0.17
Shares used in calculation of earnings (loss) per share:
Basic	105,719		105,561
Diluted	107,033		107,010

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

TWENTY-SIX WEEKS ENDED AUGUST 2, 2009 AND AUGUST 3, 2008

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	YEAR-TO-DATE
	2009		2008
	(26 Weeks)		(26 Weeks)
	$	% of Revenues	$	% of Revenues
Retail revenues	$757,618	59.0%	$896,790	56.0%
Direct-to-customer revenues	526,111	41.0	704,615	44.0

Net revenues	1,283,729	100.0	1,601,405	100.0

Total cost of goods sold	884,425	68.9	1,046,339	65.3

Gross margin	399,304	31.1	555,066	34.7
Selling, general and administrative expenses	428,109	33.3	512,760	32.0

Earnings (loss) from operations	(28,805)	2.2	42,306	2.6
Interest (income) expense - net	649	0.1	11	-

Earnings (loss) before income taxes	(29,454)	2.3	42,295	2.6
Income tax expense (benefit)	(11,148)	0.9	13,464	0.8

Net earnings (loss)	$(18,306)	1.4%	$28,831	1.8%

Earnings (loss) per share:
Basic	$(0.17)		$0.27
Diluted	$(0.17)		$0.27
Shares used in calculation of earnings (loss) per share:
Basic	105,685		105,462
Diluted	105,685		107,088

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

TWENTY-SIX WEEKS ENDED AUGUST 2, 2009 AND AUGUST 3, 2008

(DOLLARS IN THOUSANDS)

	YEAR-TO-DATE
	2009	2008
	(26 Weeks)	(26 Weeks)
Cash flows from operating activities
Net earnings (loss)	$(18,306)	$28,831
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	74,611	73,706
Loss on disposal/impairment of assets	11,304	3,710
Gain on sale of asset	-	(16,115)
Amortization of deferred lease incentives	(16,786)	(15,854)
Deferred income taxes	(3,378)	(2,859)
Tax benefit from exercise of stock-based compensation	23	854
Stock-based compensation expense	8,690	13,179
Other	-	(416)
Changes in:
Accounts receivable	(2,801)	(15,383)
Merchandise inventories	57,209	36,837
Prepaid catalog expenses	(2,485)	4,821
Prepaid expenses and other assets	(6,319)	(16,563)
Accounts payable	(25,212)	(33,473)
Accrued salaries, benefits and other current and long term liabilities	(1,194)	(15,948)
Customer deposits	(1,325)	(1,089)
Deferred rent and lease incentives	2,069	37,672
Income taxes payable	(112)	(71,098)

Net cash provided by operating activities	75,988	10,812

Cash flows from investing activities:
Purchases of property and equipment	(33,062)	(112,721)
Proceeds from sale of assets	139	46,787
Proceeds from insurance reimbursement	-	632
Other	-	(152)

Net cash used in investing activities	(32,923)	(65,454)

Cash flows from financing activities:
Repayments of long-term obligations	(1,246)	(1,354)
Net proceeds from exercise of stock options	350	132
Excess tax benefit from exercise of stock-based compensation	25	916
Payment of dividends	(25,559)	(24,970)
Other	(33)	-

Net cash used in financing activities	(26,463)	(25,276)

Effect of exchange rates on cash and cash equivalents	(109)	(488)
Net increase (decrease) in cash and cash equivalents	16,493	(80,406)
Cash and cash equivalents at beginning of period	148,822	118,950

Cash and cash equivalents at end of period	$165,315	$38,544

Exhibit 1

Reconciliation of 2009 and 2008 GAAP to Non-GAAP Diluted Earnings/<Loss> Per Share

(Totals Rounded to the Nearest Cent Per Diluted Share)

	Q1 09 ACT	Q2 09 ACT	Q3 09 GUID	Q4 09 GUID	FY 09 GUID*
2009 GAAP Diluted EPS*	<$0.18>	$0.00	<$0.03> - $0.01	$0.27 - $0.36	$0.06 - $0.18
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 1)	$0.04	$0.04	-	-	$0.08
Impact of Exiting Excess Distribution Capacity (Note 2)	-	$0.01	$0.04	-	$0.05
2009 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 8)*	<$0.14>	$0.05	$0.01 - $0.05	$0.27 - $0.36	$0.19 - $0.31

	Q1 08 ACT	Q2 08 ACT	Q3 08 ACT	Q4 08 ACT	FY 08 ACT**
2008 GAAP Diluted EPS**	$0.10	$0.17	<$0.10>	$0.12	$0.28
Net Benefit of Early Lease Termination Payment (Note 3)	<$0.05>	-	-	-	<$0.05>
Impact of Asset Impairment Charges for Underperforming Retail Stores (Note 4)	$0.00	$0.01	$0.07	$0.12	$0.20
Gain on Sale of Corporate Aircraft (Note 5)	-	<$0.09>	-	-	<$0.09>
Benefit Associated with Reversal of Performance-Based Stock Compensation Expense (Note 6)	-	-	<$0.06>	-	<$0.06>
Impact of Severance and Lease Termination Costs Associated with our Infrastructure Cost Reduction Program (Note 7)	-	-	-	$0.08	$0.08
Subtotal of Unusual Business Events**	<$0.05>	<$0.08>	$0.01	$0.19	$0.07
2008 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 8)**	$0.05	$0.09	<$0.10>	$0.31	$0.35

* Quarterly diluted EPS guidance amounts will vary within the ranges above. Therefore, the respective high and low guidance estimates for the quarters should not be added together to derive an estimate for the fiscal year.

** Due to rounding to the nearest cent per diluted share, totals may not equal the sum of the line items in the table above.

Note 1:	Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores – During Q1 09 and Q2 09, we incurred charges associated with asset impairment and early lease termination expenses for underperforming retail stores, which resulted in an impact to earnings of approximately $0.04 and $0.04 per diluted share respectively. This resulted in an impact to gross margin of less than 10 basis points in Q2 2009 and a projected impact of less than 10 basis points in FY 09. This also resulted in an impact to SG&A expenses of 100 and 110 basis points, respectively, in Q1 09 and Q2 09, and a projected 50 basis point impact to SG&A expenses in FY 09.

Note 2:	Impact of Exiting Excess Distribution Capacity – During Q2 09, we incurred charges associated with the early exit of excess distribution capacity, which resulted in an impact to earnings of approximately $0.01 per diluted share. We also project additional charges during Q3 09 of approximately $0.04 per diluted share. These charges resulted in a 20 basis point impact to gross margin in Q2 09, a projected 10 basis point impact to gross margin in Q3 09 and a projected 10 basis point impact to gross margin in FY 09. These charges also resulted in a less than 10 basis point impact to SG&A expenses in Q2 09, a projected 90 basis point impact to SG&A expenses in Q3 and a projected 20 basis point impact to SG&A expenses for FY 09.

Note 3:	Early Lease Termination Payment – During Q1 08, we received an incentive payment from a landlord to compensate the company for terminating a store lease prior to its expiration and incurred some corresponding accelerated depreciation, which resulted in a net benefit to earnings of approximately $0.05 per diluted share. This resulted in a 20 basis point impact to gross margin and a 120 basis point benefit to SG&A expenses. On an annual basis this amounted to a zero basis point impact to gross margin and a 30 basis point benefit to SG&A expenses in FY 08.

Note 4:	Asset Impairment Charges for Underperforming Retail Stores – Our FY 08 SG&A expenses included an approximate $34 million or $0.20 per diluted share impact associated with asset impairment charges for underperforming retail stores. This resulted in a 10, 20, 160 and 200 basis point impact to SG&A expenses in Q1, Q2, Q3 and Q4 of FY 08, respectively. On an annual basis this amounted to a 100 basis point impact to SG&A expenses in FY 08.

Note 5:	Gain on Sale of Corporate Aircraft – On May 16, 2008, we completed the sale of a corporate aircraft to an unrelated third party purchaser. The sale resulted in a gain of approximately $0.09 per diluted share and was recorded within SG&A expenses. Details of the transaction are disclosed in our Form 8-K filed with the SEC on May 22, 2008. This resulted in a 200 basis point benefit to SG&A expenses. On an annual basis this amounted to a 50 basis point benefit to SG&A expenses in FY 08.

Note 6:	Reversal of Performance-Based Stock Compensation Expense – During Q3 08, our SG&A expenses included an approximate $11 million or $0.06 per diluted share benefit associated with the reversal of performance-based stock compensation expense, as discussed in our Form 8-K filed with the SEC on October 29, 2008. This resulted in a 140 basis point benefit to SG&A expenses. On an annual basis this amounted to a 30 basis point benefit to SG&A expenses in FY 08.

Note 7:	Infrastructure Cost Reduction Program – On January 21, 2009, we announced a series of actions completed during Q4 08 to reduce our FY 09 fixed and semi-fixed overhead costs by approximately $75 million. These actions included an 18% reduction in company-wide full-time headcount (approximately 1,400 positions), the closure of our Camp Hill, PA call center, and the closure of a 500,000 square foot distribution facility. The Q4 08 charges associated with these actions totaled approximately $13 million or $0.08 per diluted share. Lease termination charges of approximately $2 million are included in cost of goods sold and the remainder, principally severance, is included in SG&A expenses. This resulted in a 20 basis point impact to gross margin and a 100 basis point impact to SG&A expenses. On an annual basis this amounted to a 10 basis point impact to gross margin and a 30 basis point impact to SG&A expenses in FY 08.

Note 8:	SEC Regulation G – Non-GAAP Information – This table includes one non-GAAP financial measure, Diluted EPS Excluding Unusual Business Events. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our quarterly and FY 09 diluted EPS actual results and guidance on a comparable basis with our 2008 quarterly and fiscal year results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.